Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following documents of our report dated February 16, 2000, with respect to the consolidated financial statements of Wintrust Financial Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1999:

o Registration Statement (Form S-8 No. 333-33459) pertaining to the Wintrust Financial Corporation Employee Stock Purchase Plan.
o Registration Statement (Form S-3 No. 333-90211) pertaining to shares of Wintrust Financial Corporation issued in connection with the acquisition of Tricom, Inc.
o Registration Statement (Form S-3 No. 333-92075) pertaining to shares of Wintrust Financial Corporation issued in a private placement.



/s/ Ernst & Young LLP

Chicago, Illinois
March 29, 2000

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The Board of Directors
Wintrust Financial Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-92075 and 333-90211) and on Form S-8 (No. 333-33459) of Wintrust
Financial Corporation of our report dated March 19, 1999, relating to the consolidated statement of condition of Wintrust Financial Corporation and subsidiaries as of December 31, 1998, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998, which report is incorporated by reference in the December 31, 1999 Annual Report on Form 10-K of Wintrust Financial Corporation.


/s/ KPMG LLP

Chicago, Illinois
March 30, 2000

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